Exhibit 10.7

CONFORMED COPY

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of March 8, 2011, among Del Monte Foods Company, a Delaware corporation (the “Company”), Blue Acquisition Group, Inc. (“Holdings”), each of the Subsidiaries of the Company listed on the signature pages hereto or that becomes a party hereto pursuant to Section 8.14 (each such entity being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors, Holdings and the Company are referred to collectively as the “Grantors”), and Bank of America, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties.

W I T N E S S E T H :

WHEREAS, the Company is party to the Credit Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among the Company, Holdings, the other Borrowers from time to time party thereto, the Lender Parties from time to time party thereto and Bank of America, N.A., as Administrative Agent and as Collateral Agent;

WHEREAS, (a) pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrowers and the Issuing Banks have agreed to issue Letters of Credit for the account of the Borrowers upon the terms and subject to the conditions set forth therein and (b) one or more Cash Management Banks or Hedge Banks may from time to time enter into Secured Cash Management Agreements or Secured Hedge Agreements with the Company and/or its Subsidiaries;

WHEREAS, pursuant to the Guarantee dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”), Holdings and each Subsidiary Grantor party thereto has agreed to unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, to the Collateral Agent for the benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations;

WHEREAS, Holdings and each Subsidiary Grantor is a Guarantor;

WHEREAS, the proceeds of the Loans, the issuance of the Letter of Credit and any Secured Cash Management Agreements or Secured Hedge Agreements will be used in part to enable the Company to make valuable transfers to the Subsidiary Grantors in connection with the operation of their respective businesses;

WHEREAS, each Grantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Loans and the issuance of the Letter of Credit; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrowers and to the obligation of the Issuing Banks to issue Letter of Credit under the Credit Agreement that the Grantors shall have executed and delivered this Security Agreement to the Collateral Agent for the benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent and the Lender Parties to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrowers and the Issuing Banks to issue Letters of Credit for the account the Borrowers under the Credit Agreement and to induce one or more Lenders or Affiliates of Lenders to enter into Secured Cash Management Agreements and Secured Hedge Agreements with the Company and/or its Subsidiaries, the Grantors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein): Account, Chattel Paper, Commercial Tort Claims, Commodity Contract, Deposit Accounts, Documents, Fixtures, Goods, Instruments, Inventory, Letter-of-Credit Right, Securities, Securities Accounts, Security Entitlement, Supporting Obligation and Tangible Chattel Paper.

(c) The following terms shall have the following meanings:

“Collateral” shall have the meaning provided in Section 2.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 5.1 or Section 5.3.

“Collateral Agent” shall have the meaning provided in the preamble to this Security Agreement.

“Control” shall mean “control,” as such term is defined in Section 9-104 or 9-106, as applicable, of the UCC.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including those material inbound exclusive licenses in third party owned U.S. registered Copyrights listed on Schedule 1.

“Copyrights” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those U.S. registered copyrights owned by any Grantor and listed on Schedule 2.

“Default” or “Event of Default” shall mean a “default” or “event of default” under the Credit Agreement.

“Equipment” shall mean all “equipment,” as such term is defined in Article 9 of the UCC, now or hereafter owned by any Grantor or to which any Grantor has rights and, in any event, shall include all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Grantor or to which any Grantor has rights and any and all Proceeds, additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto; but excluding equipment to the extent it is subject to a Lien permitted pursuant to clauses (6) (solely with respect to clause (d) of Section 10.1 of the Credit Agreement) and (9) of the definition of “Permitted Liens” in the Credit Agreement and the terms of the Indebtedness secured by such Lien prohibit assignment of, or granting of a security interest in, such Grantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law), provided, that immediately upon the repayment of all Indebtedness secured by such Lien, such Grantor shall be deemed to have granted a Security Interest in all the rights and interests with respect to such equipment.

“Excluded Property” shall mean all (i) any Vehicles and other assets subject to certificates of title, (ii) Letter-of-Credit Rights, (iii) any property that is subject to a Lien permitted pursuant to clauses (6) (solely with respect to clause (d) of Section 10.1 of the Credit Agreement) and (9) of the definition of “Permitted Liens” in the Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such Indebtedness) validly prohibits the creation of any other Lien on such property; provided that such property shall be Excluded Property only to the extent and for so long as such prohibition is in effect and (iv) proceeds and products from any and all of the of the foregoing unless such proceeds would otherwise constitute Collateral.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the UCC and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all claims of such Grantor for damages arising out of any breach of or default thereunder and (d) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security Agreement in its right, title and interest in any such contract, agreement, instrument or indenture (i) is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto (other than a Credit Party), (ii) would not give any other party (other than a Credit Party) to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents), provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

“Grantor” shall have the meaning assigned to such term in the recitals hereto.

“Intellectual Property” shall mean all U.S. and foreign intellectual property, including all (i) (a) Patents, inventions, processes, developments, technology and know-how; (b) Copyrights including Copyrights in graphics, advertising materials, labels, package designs and photographs; (c) Trademarks; (d) trade secrets, confidential, proprietary or non-public information, (ii) all Patent Licenses, Trademark Licenses and Copyright Licenses and (iii) all rights, priorities and privileges related thereto and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all Proceeds therefrom. In each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any such rights, priorities and privileges relating to such Intellectual Property (A) does not constitute or result in the abandonment, termination, acceleration, invalidation of or rendering unenforceable any right, title or interest therein or result in a breach of the terms of, or constitute a breach or default under such Intellectual Property, including any “intent to use” Trademark application filed in the United States Patent and Trademark Office unless and until an amendment to allege use or a statement of use has been filed under 15 U.S.C. §1501(d) and accepted by the United States Patent and Trademark Office, to the extent that granting a Security Interest therein before such time would invalidate or terminate, or adversely affect the enforceability or validity of, such “intent-to-use” Trademark application, (B) is not prohibited by any contract, agreement or other instrument governing such rights, priorities and privileges without the consent of any other party thereto (other than a Credit Party), (C) would not give any other party (other than a Credit Party) to any such contract, agreement, license or other instrument the right to terminate its obligations thereunder or (D) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the relevant parties (other than to the extent that any such prohibition referred to in clauses (A), (B), (C) and (D) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents).

“Intercreditor Agreement” shall have the meaning assigned to such term in Section 8.1.

“Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements and Commodity Contracts of any Grantor (other than (i) as pledged pursuant to the Pledge Agreement and (ii) solely with respect to the Obligations, any Stock or Stock Equivalents issued by any Foreign Subsidiary in excess of 65% of the outstanding voting class of such Stock or Stock Equivalents), whether now or hereafter acquired by any Grantor, except, in each case, to the extent the grant by a Grantor of a Security Interest therein pursuant to this Security Agreement in its right, title and interest in any such Investment Property (i) is prohibited by any contract, agreement, instrument or indenture governing such Investment Property without the consent of any other party thereto (other than a Credit Party) unless such consent has been expressly obtained, or (ii) would give any other party (other than a Credit Party) to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder (other than to the extent that any such prohibition referred to in clauses (i) and (ii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate any Grantor to obtain any such consents referred to in clauses (i) or (ii) above).

“Obligations” shall mean the Obligations (as defined in the Credit Agreement).

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement, including those material inbound exclusive licenses in third party owned U.S. Patents and applications therefor listed on Schedule 3.

“Patents” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein, including those U.S. patents and applications therefor owned by any Grantor and listed on Schedule 4.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized thereby, (iii) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registered Intellectual Property” shall mean all Copyrights, Patents and Trademarks issued by, registered with, renewed by or the subject of a pending application before the United States Patent and Trademark Office or the United States Copyright Office (or any successor office).

“Security Agreement” shall mean this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Security Interest” shall have the meaning provided in Section 2.

“Short-form Intellectual Property Security Agreement” shall have the meaning assigned to such term in Section 3.2(b).

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including those material inbound exclusive licenses in third party owned U.S. registered Trademarks and applications therefor listed on Schedule 5.

“Trademarks” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof and (ii) all goodwill associated therewith or symbolized thereby, including those U.S. registered trademarks and applications therefor owned by any Grantor and listed on Schedule 6 hereto.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(d) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section, subsection, clause and Schedule references are to this Security Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(f) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

“Vehicles” shall mean all cars, trucks, trailers, and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

2. Grant of Security Interest.

(a) Each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, for the benefit of the Secured Parties, and grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and security interest in (the “Security Interest”), all of its right, title and interest in, to and under all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Commercial Tort Claims described on Schedule 7 (as such Schedule may be amended from time to time);

(iv) all Documents;

(v) all Equipment, Fixtures and Goods;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Intellectual Property;

(ix) all Inventory;

(x) all Investment Property;

(xi) all Supporting Obligations;

(xii) all cash, Deposit Accounts, Securities Accounts and Collateral Accounts;

(xiii) all books and records pertaining to the Collateral; and

(xiv) the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

provided, that (x) the Collateral for any Obligations shall not include any (A) Excluded Stock and Stock Equivalents with respect to such Obligations, (B) Excluded Property or (C) any assets with respect to which, (1) in the reasonable judgment of the Collateral Agent and the Company (as agreed in writing), the cost or other consequences of granting a security interest in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Lenders therefrom, or (2) granting a security interest in such assets in favor of the Secured Parties under the Security Documents would result in adverse tax consequences as reasonably determined by the Borrower, and (y) none of the items included in clauses (i) through (xiii) above shall constitute Collateral to the extent (and only to the extent) that the grant of the Security Interest therein would violate any Requirement of Law applicable to such Collateral. No Grantor shall be required to take actions to perfect security interests in Commercial Tort Claims except to the extent perfection of a security interest therein may be accomplished by filing of financing statements in appropriate form in the applicable jurisdiction under the UCC and no Grantor shall be required to take any action to perfect by Control a security interest in Deposit Accounts except to the extent set forth in Section 4.5.

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements and, with notice to the Company, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the Security Interests of the Collateral Agent under this Security Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets excluding Excluded Property, as defined on Schedule A hereto”, “all personal property now owned or hereafter acquired excluding Excluded Property, as defined on Schedule A hereto” or words of similar effect, provided that with respect to fixtures the Collateral Agent shall only file or record financing statements in the jurisdiction of organization of a Grantor, except in connection with a Mortgage. Each Grantor hereby also authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements.

Each Grantor hereby agrees to provide to the Collateral Agent, promptly upon request, any information reasonably necessary to effectuate the filings or recordings authorized by this Section 2(b).

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office), with the signature of each applicable Grantor, such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted hereunder by each Grantor and naming any Grantor or the Grantors as debtors and the Collateral Agent, as the case may be, as secured party.

The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

3. Representations and Warranties.

Each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party on the date hereof that:

3.1 Title; No Other Liens. Except for (a) the Security Interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Security Agreement, (b) the Liens permitted by the Credit Agreement and (c) any Liens securing Indebtedness which is no longer outstanding or any Liens with respect to commitments to lend which have been terminated, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral that evidences a Lien securing any material Indebtedness is on file or of record in any public office, except such as (i) have been filed in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to this Security Agreement, (ii) are permitted by the Credit Agreement or (iii) such Liens secure Indebtedness which is no longer outstanding or are in respect of commitments to lend which have been terminated.

3.2 Perfected Liens.

(a) This Security Agreement is effective to create in favor of the Collateral Agent, for its benefit and for the benefit of the Secured Parties, legal, valid and enforceable Security Interests in the Collateral (with respect to Collateral consisting of Stock of Foreign Subsidiaries, to the extent the enforceability of such Security Interest is governed by the UCC), subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.

(b) Subject to the limitations set forth in clause (c) of this Section 3.2, the Security Interests granted pursuant to this Security Agreement (i) will constitute valid and perfected Security Interests in the Collateral (to the extent perfection may be obtained by the filings or other actions described in clause (A), (B) or (C) of this paragraph) in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Obligations, upon (A) the filing in the applicable filing offices of all financing statements, in each case, naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral, (B) delivery to the Collateral Agent (or its bailee) of all Instruments, Chattel Paper, Certificated Securities and negotiable Documents in each case, properly endorsed for transfer in blank and (C) completion of the filing of a fully executed agreement substantially in the form of Annex B hereof (the “Short-form Intellectual Property Security Agreement”) and containing a description of all Collateral constituting Registered Intellectual Property in the United States

Patent and Trademark Office, with respect to U.S. registered and applied for Patents and Trademarks, within 90 days from the execution date of such Short-form Intellectual Property Security Agreement or in the United States Copyright Office, with respect to U.S. registered Copyrights, within 30 days from the execution date of such Short-form Intellectual Property Security Agreement, as applicable and (ii) are prior to all other Liens on the Collateral other than Liens permitted pursuant to Section 10.2 of the Credit Agreement.

(c) Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests granted by this Security Agreement by any means other than by (i) filings pursuant to the Uniform Commercial Code of the relevant State(s), (ii) filings approved by United States federal government offices with respect to Registered Intellectual Property, (iii) delivery to the Collateral Agent (or its bailee) to be held in its possession of all Collateral consisting of Tangible Chattel Paper, Instruments or Certificated Securities with a fair market value in excess of $10,000,000 individually and (iv) actions to perfect by Control a security interest in Deposit Accounts to the extent set forth in Section 4.5.

(d) It is understood and agreed that the Security Interests in cash and Investment Property created hereunder shall not prevent the Grantors from using such assets in the ordinary course of their respective businesses.

4. Covenants.

Each Grantor hereby covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Security Agreement until the Obligations are paid in full, the Commitments are terminated and all Letters of Credit have expired or terminated and all Letter of Credit Outstandings have been reduced to zero (or all such Letters of Credit and Letter of Credit Outstandings have been Cash Collateralized or back-stopped in a manner reasonably satisfactory to the applicable Issuing Banks):

4.1 Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the Security Interest created by this Security Agreement as a perfected Security Interest having at least the priority described in Section 3.1 and shall defend such Security Interest against the claims and demands of all Persons whomsoever, in each case subject to Section 3.2(c).

(b) Such Grantor will furnish to the Collateral Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request.

(c) Such Grantor will furnish to the Collateral Agent at the time of the delivery of the financial statements provided for in Sections 9.1(a) and (b) of the Credit Agreement (or, if the Credit Agreement is no longer in effect, on a quarterly basis), a schedule setting forth any additional (i) Registered Intellectual Property owned by any Grantor or (ii) material Registered Intellectual Property exclusively licensed from a third party to any Grantor, in each case, which has not been previously disclosed to the Collateral Agent, following the Closing Date (or following the date of the last supplement provided to the Collateral Agent pursuant to this Section 4.1(c)), all in reasonable detail.

(d) Subject to clause (e) below and Section 3.2(c), each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents, including all applicable documents required under Section 3.2(b)(C)), which may be required under any applicable law, or which, subject to the terms of the Intercreditor Agreement, the Collateral Agent may reasonably request, in order (i) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Security Interests created hereby and all applicable documents required under Section 3.2(b)(C), all at the expense of such Grantor.

(e) Notwithstanding anything in this Section 4.1 to the contrary, (i) with respect to any assets acquired by such Grantor after the date hereof that are required by the Credit Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Subsidiary that is required by the Credit Agreement to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by the Credit Agreement or this Section 4.1.

4.2 Damage or Destruction of Collateral. The Grantors agree promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed in any manner which could reasonably be expected to have a Material Adverse Effect.

4.3 Notices. Each Grantor will advise the Collateral Agent and the Lenders promptly, in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect, in any material respect, the ability of the Collateral Agent to exercise any of its remedies hereunder.

4.4 Changes in Locations, Name, etc. Each Grantor will furnish to the Collateral Agent promptly (and in any event within 30 days (or such longer period as the Collateral Agent may reasonably agree) of such change) a written notice of any change (i) in its legal name, (ii) in its jurisdiction of organization or location for purposes of the UCC, (iii) in its identity or type of organization or corporate structure or (iv) in its Federal Taxpayer Identification Number or organizational identification number. Each Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph and take all other action reasonably necessary to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral and take all other action reasonably necessary to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral.

4.5 Blocked Accounts; Cash Dominion. In accordance with and to the extent required under Section 2.22 of the Credit Agreement, within the time period required by such Section, each Grantor shall enter into Blocked Account Agreements in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent hereby agrees that it will not deliver a notice exercising exclusive control over a Blocked Account except (x) after the occurrence and during the continuance of an Event of Default (subject, in any event, to the Intercreditor Agreement) or (y) during any Cash Dominion Trigger Period. During the continuance of any Cash Dominion Trigger Period, no Grantor shall remove any item from a Blocked Account without the Collateral Agent’s prior consent. During the continuance of any Cash Dominion Trigger Period, all funds deposited into any Blocked Account will be swept on a daily basis into the Concentration Account in accordance with the terms of the Credit Agreement.

5. Remedial Provisions.

5.1 Certain Matters Relating to Accounts.

(a) At any time after the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, and after giving reasonable notice to the Company and any other relevant Grantor, the Administrative Agent shall have the right, but not the obligation, to instruct the Collateral Agent to (and upon such instruction, the Collateral Agent shall) make test verifications of the Accounts in any manner and through any medium that the Administrative Agent reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement. If required in writing by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the Collateral Agent’s request at any time after the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.

(d) Upon the occurrence and during the continuance of an Event of Default, a Grantor shall not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon if the Collateral Agent shall have instructed the Grantors not to grant or make any such extension, credit, discount, compromise or settlement under any circumstances during the continuance of such Event of Default.

(e) At the direction of the Collateral Agent, solely upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, each Grantor shall grant to the Collateral Agent to the extent assignable, a non-exclusive, fully paid-up, royalty-free, worldwide license to use, assign, license or sublicense any of the Intellectual Property included in the Collateral and now owned or hereafter acquired by such Grantor (subject to the rights of any person or entity under any pre-existing Copyright License, Patent License, Trademark License or other agreements). Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof; provided, however, that nothing in this Section 5.01 shall require any Grantor to grant any license that is prohibited by any rule of law, statute or regulation or is prohibited by, or constitutes a breach of default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation under any contract, license, agreement, instrument or other document evidencing, giving rise to a right to use or theretofore granted with respect to such property, provided, further, that such licenses to be granted hereunder with respect to Trademarks shall be subject to the quality control standards applicable to each such Trademark as in effect as of the date such licenses hereunder are granted.

5.2 Communications with Credit Parties; Grantors Remain Liable.

(a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, after giving reasonable notice to the relevant Grantor of its intent to do so, communicate with obligors under the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b) Upon the written request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, each Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3 Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 5.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing, subject to the terms of the Intercreditor Agreement, and the Collateral Agent so requires by notice in writing to the relevant Grantor (it being understood that the exercise of remedies by the Secured Parties in connection with an Event of Default under Section 11.5 of the Credit Agreement shall be deemed to constitute a request by the Collateral Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required), all Proceeds received by any Grantor consisting of cash, checks and other near cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Collateral Agent. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4 Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt in the order specified in Section 11.13 of the Credit Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the consideration therefor by the Collateral Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

5.5 Code and Other Remedies. Subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable law and also may with notice to the relevant Grantor, sell the Collateral or any part thereof in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere for cash or on credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent and any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Agent or such Secured Party may pay the purchase price by crediting the amount thereof against the Obligations. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Grantor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s request to assemble the Collateral and make it available to the Collateral Agent, at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.5 in accordance with the provisions of Section 5.4.

5.6 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

5.7 Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreement, the other Credit Documents and any other documents executed and delivered in connection therewith and the Secured Cash Management Agreements and the Secured Hedge Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Secured Hedge Agreement or Secured Cash Management Agreement, the Hedge Bank or Cash Management Bank party thereto) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Security Agreement or any property subject thereto. When making any demand hereunder against any Grantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on any Grantor or any other Person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Company or any Grantor or any other Person or any release of the Company or any Grantor or any other Person shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6. The Collateral Agent.

6.1 Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon the occurrence and during the continuance of an Event of Default, the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, either in the Collateral Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following, in each case after the occurrence and during the continuance of an Event of Default and after written notice by the Collateral Agent of its intent to do so:

(i) take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the Secured Parties’ Security Interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iv) execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v) obtain and adjust insurance required to be maintained by such Grantor pursuant to Section 9.3 of the Credit Agreement;

(vi) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vii) ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(viii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(ix) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(x) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xii) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and

(xiii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding and subject to the terms of the Intercreditor Agreement, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the Security Interests created hereby are released.

6.2 Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Security Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Intercreditor Agreement and the Credit Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional.

6.5 Continuing Security Interest; Assignments Under the Credit Agreement; Release.

(a) This Security Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until all Obligations under the Credit Documents (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full, the Commitments shall be terminated and all Letters of Credit have expired or terminated and after all Letter of Credit Outstandings have been reduced to zero (or all such Letters of Credit and Letter of Credit Outstandings have been Cash Collateralized or back-stopped in a manner reasonably satisfactory to the applicable Issuing Banks), notwithstanding that from time to time during the term of the Credit Agreement, the Credit Parties may be free from any Obligations.

(b) Subject to the terms of the Intercreditor Agreement, a Grantor shall automatically be released from its obligations hereunder if it ceases to be a Credit Party in accordance with Section 13.1 of the Credit Agreement.

(c) Subject to any applicable terms of the Intercreditor Agreement, the Security Interest granted hereby in any Collateral shall automatically be released (i) to the extent provided in Section 13.1 of the Credit Agreement and (ii) upon the effectiveness of any written consent to the release of the Security Interest granted hereby in such Collateral pursuant to Section 13.1 of the Credit Agreement. Any such release in connection with any sale, transfer or other disposition of such Collateral permitted under the Credit Agreement shall result in such Collateral being sold, transferred or disposed of, as applicable, free and clear of the Lien and Security Interest created hereby.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the Collateral Agent.

6.6 Reinstatement. Each Grantor further agrees that, if any payment made by any Credit Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other Person, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

7. Collateral Agent As Agent.

(a) Bank of America, N.A. has been appointed to act as the Collateral Agent under the Credit Agreement, by the Lender Parties under the Credit Agreement and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Security Agreement and the Credit Agreement, provided that the Collateral Agent shall exercise, or refrain from exercising, any remedies provided for in Section 5 in accordance with the instructions of Required Lenders. In furtherance of the foregoing provisions of this Section 7(a), each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, except to the extent specifically set forth in Section 4 of the Guarantee, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the ratable benefit of the applicable Lender Parties and Secured Parties in accordance with the terms of this Section 7(a).

(b) The Collateral Agent shall at all times be the same Person that is the Collateral Agent under the Credit Agreement. Written notice of resignation by the Collateral Agent pursuant to Section 12.9 of the Credit Agreement shall also constitute notice of resignation as Collateral Agent under this Security Agreement; removal of the Collateral Agent shall also constitute removal under this Security Agreement; and appointment of a Collateral Agent pursuant to Section 12.9 of the Credit Agreement shall also constitute appointment of a successor Collateral Agent under this Security Agreement. Upon the acceptance of any appointment as Collateral Agent under Section 12.9 of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Security Agreement, and the retiring or removed Collateral Agent under this Security Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Security Agreement, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the Security Interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Security Agreement. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Security Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Agreement while it was Collateral Agent hereunder.

(c) The Collateral Agent shall not be deemed to have any duty whatsoever with respect to any Secured Party that is a counterparty to a Secured Cash Management Agreement or Secured Hedge Agreement the obligations under which constitute Obligations, unless it shall have received written notice in form and substance satisfactory to the Collateral Agent from a Grantor or any such Secured Party as to the existence and terms of the applicable Secured Cash Management Agreement or Secured Hedge Agreement.

8. Miscellaneous.

8.1 Intercreditor Agreement. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder, are subject to the provisions of the Intercreditor Agreement and the 1989 Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Collateral Agent (and the other Secured Parties) shall be subject to the terms of the Intercreditor Agreement, dated as of March 8, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Administrative Agent and Collateral Agent, as Revolving Credit Administrative Agent and Revolving Credit Collateral Agent and JPMorgan Chase Bank, N.A., as Initial Fixed Asset Administrative Agent and Initial Fixed Asset Collateral Agent, and, with respect to any Term Priority Collateral (as such term is defined in the Intercreditor Agreement), until the Discharge of Fixed Asset Obligations (as such term is defined in the Intercreditor Agreement), any obligation of any Grantor hereunder or under any other Security Document with respect to the delivery or control of any Term Priority Collateral, the novation of any lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person shall be deemed to be satisfied if such Grantor complies with the requirements of the similar provision of the applicable Fixed Asset Collateral Documents (as such term is defined in the Intercreditor Agreement). Until the Discharge of Fixed Asset Obligations, the delivery of any Term Priority Collateral to, or the control of any Term Priority Collateral by, the Fixed Asset Collateral Agent pursuant to the Fixed Asset Collateral Documents shall be deemed to satisfy any delivery or control requirement hereunder or under any other Security Document with respect to Term Priority Collateral.

8.2 Amendments in Writing. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the Collateral Agent in accordance with Section 13.1 of the Credit Agreement.

8.3 Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of the Company at the Company’s address set forth in Section 13.2 of the Credit Agreement.

8.4 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.5 Enforcement Expenses; Indemnification.

(a) Each Grantor agrees to pay any and all reasonable out of pocket expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by any Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Security Agreement.

(b) Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

(c) Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Security Agreement to the extent the Company would be required to do so pursuant to Section 13.5 of the Credit Agreement.

(d) The agreements in this Section 8.5 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Credit Documents.

8.6 Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Security Agreement without the prior written consent of the Collateral Agent except pursuant to a transaction permitted by the Credit Agreement.

8.7 Counterparts. This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Security Agreement signed by all the parties shall be lodged with the Collateral Agent and the Company.

8.8 Severability. Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.9 Section Headings. The Section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10 Integration. This Security Agreement together with the other Credit Documents represents the agreement of each of the Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

8.11 GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12 Submission To Jurisdiction Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Security Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 8.3 or at such other address of which such Person shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any special, exemplary, punitive or consequential damages.

8.13 Acknowledgments. Each party hereto hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Security Agreement and the other Credit Documents to which it is a party;

(b) neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Security Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and any other Secured Party or among the Grantors and the Lenders and any other Secured Party.

8.14 Additional Grantors. Each Subsidiary of the Company that is required to become a party to this Security Agreement pursuant to Section 9.11 of the Credit Agreement shall become a Subsidiary Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Security Agreement upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex A hereto. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

8.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL

ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

DEL MONTE FOODS COMPANY, as the Company

By:	/s/ Richard L. French
Name: Richard L. French
Title: Senior Vice President, Treasurer, Chief Accounting Officer and Controller

DEL MONTE CORPORATION, as Grantor

By:	/s/ Richard L. French
Name: Richard L. French
Title: Senior Vice President, Treasurer, Chief Accounting Officer and Controller

BLUE ACQUISITION GROUP, INC., as Grantor

By:	/s/ Richard L. French
Name: Richard L. French
Title: Senior Vice President, Treasurer, Chief Accounting Officer and Controller

[SIGNATURE PAGE TO SECURITY AGREEMENT]

BANK OF AMERICA, N.A., as Collateral Agent

By:	/s/ Lisa Freeman
Name: Lisa Freeman
Title: SVP

[SIGNATURE PAGE TO SECURITY AGREEMENT]

Schedule 1

MATERIAL INBOUND EXCLUSIVE LICENSES IN U.S. REGISTERED COPYRIGHTS

Schedule 2

U.S. REGISTERED COPYRIGHTS

Schedule 3

MATERIAL INBOUND EXCLUSIVE LICENSES IN U.S. PATENTS AND PATENT APPLICATIONS

Schedule 4

U.S PATENTS AND PATENT APPLICATIONS

Schedule 5

MATERIAL INBOUND EXCLUSIVE LICENSES IN U.S. REGISTERED TRADEMARKS AND TRADEMARK APPLICATIONS

Schedule 6

U.S. REGISTERED TRADEMARKS AND TRADEMARK APPLICATIONS

Schedule 7

COMMERCIAL TORT CLAIMS

ANNEX A TO THE

SECURITY AGREEMENT

SUPPLEMENT NO. [    ] dated as of [            ], to the Security Agreement dated as of March 8, 2011 (the “Security Agreement”) among Del Monte Foods Company, a Delaware corporation (the “Company”), Blue Acquisition Group, Inc. (“Holdings”), each of the Subsidiaries of the Company listed on the signature pages thereto or that becomes a party thereto pursuant to Section 8.14 of the Security Agreement (each such subsidiary individually a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors, Holdings and the Company are referred to collectively herein as the “Grantors”), Bank of America, N.A., as Collateral Agent.

A. Reference is made to the Credit Agreement dated as of the date of the Security Agreement (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among the Company and the Other Borrowers from time to time party thereto, Holdings, the Lender Parties from time to time parties thereto and Bank of America, N.A., as Administrative Agent and as Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C. The Grantors have entered into the Security Agreement in order to induce the Administrative Agent, the Collateral Agent and the Lender Parties to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrowers and the Issuing Banks to issue Letters of Credit for the account of the Borrowers under the Credit Agreement and to induce one or more Lenders or Affiliates of Lenders to enter into Secured Cash Management Agreements and Secured Hedge Agreements with the Company and/or its Subsidiaries.

D. Section 9.11 of the Credit Agreement and Section 8.14 of the Security Agreement provide that each Subsidiary of the Company that is required to become a party to the Security Agreement pursuant to Section 9.11 of the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor therein, for all purposes of the Security Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement. Each undersigned Subsidiary (each a “New Grantor”) is executing this Supplement in accordance with the requirements of the Security Agreement to become a Subsidiary Grantor under the Security Agreement in order to induce the Lenders to make Loans.

Accordingly, the Collateral Agent and the New Grantors agree as follows:

SECTION 1. In accordance with Section 8.14 of the Security Agreement, each New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Collateral Agent for the benefit of the Secured Parties, and hereby grants to the Collateral Agent for the benefit of the Secured Parties, a Security Interest in all of the Collateral of such New Grantor, in each case whether now or hereafter existing or in which it now has or hereafter acquires an interest. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. Each New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Company. This Supplement shall become effective as to each New Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Collateral Agent.

SECTION 4. Such New Grantor hereby represents and warrants that (a) set forth on Schedule I hereto is (i) the legal name of such New Grantor, (ii) the jurisdiction of incorporation or organization of such New Grantor, (iii) the identity or type of organization or corporate structure of such New Grantor (iv) the Federal Taxpayer Identification Number and organizational number of such New Grantor and (v) the true and correct location of the chief executive office and principal place of business and any office in which it maintains books of records relating to Collateral owned by it and (b) as of the date hereof (i) Schedule II hereto lists all of each New Grantor’s Copyright Licenses, (ii) Schedule III hereto lists in all material respects all of each New Grantor’s registered Copyrights (and all applications therefor), (iii) Schedule IV hereto lists all of each New Grantor’s Patent Licenses, (iv) Schedule V hereto lists in all material respects all of each New Grantor’s Patents (and all applications therefor), (v) Schedule VI hereto lists all of each New Grantor’s Trademark Licenses and (vi) Schedule VII hereto lists in all material respects all of each New Grantor’s registered Trademarks (and all applications therefor).

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to each New Grantor shall be given to it in care of the Company at the Company’s address set forth in Section 13.2 of the Credit Agreement.

IN WITNESS WHEREOF, each New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

SCHEDULE I

TO SUPPLEMENT NO.      TO THE

SECURITY AGREEMENT

COLLATERAL

Legal Name	Jurisdiction of Incorporation or Organization	Type of Organization or Corporate Structure	Federal Taxpayer Identification Number and Organizational Identification Number

SCHEDULE II

TO SUPPLEMENT NO.      TO THE

SECURITY AGREEMENT

MATERIAL INBOUND EXCLUSIVE LICENSES IN U.S. REGISTERED COPYRIGHTS

SCHEDULE III

TO SUPPLEMENT NO.      TO THE

SECURITY AGREEMENT

U.S. REGISTERED COPYRIGHTS

Registrations:

OWNER	REGISTRATION NUMBER	TITLE

SCHEDULE IV

TO SUPPLEMENT NO.     TO THE

SECURITY AGREEMENT

MATERIAL INBOUND EXCLUSIVE LICENSES IN U.S. PATENTS AND PATENT APPLICATIONS

SCHEDULE V

TO SUPPLEMENT NO.     TO THE

SECURITY AGREEMENT

U.S. PATENTS AND PATENT APPLICATIONS

OWNER	APPLICATION NUMBER	REGISTRATION NUMBER	TITLE

SCHEDULE VI

TO SUPPLEMENT NO.      TO THE

SECURITY AGREEMENT

MATERIAL INBOUND EXCLUSIVE LICENSES IN U.S. REGISTERED TRADEMARKS AND TRADEMARKS APPLICATIONS

SCHEDULE VII

TO SUPPLEMENT NO.      TO THE

SECURITY AGREEMENT

U.S. REGISTERED TRADEMARKS AND TRADEMARK APPLICATIONS

OWNER	APPLICATION NUMBER	REGISTRATION NUMBER	TRADEMARK

ANNEX B TO THE

SECURITY AGREEMENT

SHORT-FORM INTELLECTUAL PROPERTY SECURITY AGREEMENT

FORM OF GRANT OF

SECURITY INTEREST IN [TRADEMARK/PATENT/COPYRIGHT] RIGHTS

This GRANT OF SECURITY INTEREST IN [TRADEMARK/ PATENT/ COPYRIGHT] RIGHTS (“Agreement”), dated as of March 8, 2011 is made by Del Monte Corporation, a Delaware corporation (the “Grantor”), in favor of Bank of America, N.A., as collateral agent (the “Agent”) for the Secured Parties (as defined in the Credit Agreement, referred to below).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement dated as of March 8, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Del Monte Foods Company, a Delaware corporation, (the “Lead Borrower”), the other Borrowers from time to time party thereto (as defined therein, together with the Lead Borrower, the “Borrowers”), Blue Acquisition Group, Inc., a Delaware corporation (“Holdings”), the Lender Parties from time to time party thereto, the Agent, Bank of America, N.A. as administrative agent and the other agents parties thereto, the Lender Parties have severally agreed to make loans and the Issuing Banks have agreed to issue Letters of Credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the Credit Agreement, Grantor, the Borrowers, Holdings and any Subsidiaries of the Lead Borrower that become a party thereto, have executed and delivered a Security Agreement, dated as of March 8, 2011 in favor of the Agent (together with all amendments and modifications, if any, from time to time thereafter made thereto, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, Grantor has pledged and granted to the Agent, for the benefit of the Agent and the other Secured Parties, a continuing security interest in all Intellectual Property, including the [Trademarks/Patents/Copyrights]; and

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make loans and the Issuing Banks to issue Letters of Credit to the Borrowers pursuant to the Credit Agreement, and to induce one or more Lenders or Affiliates of Lenders to enter into Secured Cash Management Agreements and Secured Hedge Agreements with the Lead Borrower and/or its Subsidiaries, Grantor agrees, for the benefit of the Agent and the other Secured Parties, as follows:

9. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the Security Agreement.

10. Grant of Security Interest. Grantor hereby grants a security interest in all of Grantor’s right, title and interest in, to and under the [Trademarks/Patents/Copyrights] (including, without limitation, those items listed on Schedule A hereto), including the right to receive all Proceeds therefrom (collectively, the “Collateral”), to the Agent for the benefit of the Secured Parties to secure payment, performance and observance of the Obligations[; provided that, applications in the United States Patent and Trademark Office to register trademarks or service marks on the basis of Grantor’s “intent to use” such trademarks or service marks will not be deemed to be Collateral unless and until an amendment to allege use or a statement of use has been filed under 15 U.S.C. §1501(d) and accepted by the United States Patent and Trademark Office, whereupon such application shall be automatically subject to the security interest granted herein and deemed to be included in the Collateral.]1

11. Purpose. This Agreement has been executed and delivered by Grantor for the purpose of recording the grant of security interest herein with the United States [Patent and Trademark][Copyright] Office. The security interest granted hereby has been granted to the Secured Parties in connection with the Security Agreement and is expressly subject to the terms and conditions thereof. The Security Agreement (and all rights and remedies of the Secured Parties thereunder) shall remain in full force and effect in accordance with its terms.

12. Acknowledgment. Grantor does hereby further acknowledge and affirm that the rights and remedies of the Secured Parties with respect to the security interest in the Collateral granted hereby are more fully set forth in the Credit Agreement and the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

13. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

14. Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[1]	Language applicable to Grant of Security Interest in Trademark Rights

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

DEL MONTE CORPORATION,
as Grantor

By:

Name:
Title:

Signature page to Grant of Security Interest in [Trademark/Patent/Copyright] Rights

BANK OF AMERICA, N.A.,
as Collateral Agent

By:

Name:
Title:

Signature page to Grant of Security Interest in [Trademark/Patent/Copyright] Rights

SCHEDULE A

U.S. [Patent/Trademark/Copyright] Registrations and Applications

[For Patents:]

OWNER	APPLICATION NUMBER	REGISTRATION NUMBER	TITLE

[For Trademarks:]

OWNER	APPLICATION NUMBER	REGISTRATION NUMBER	TRADEMARK

[For Copyrights:]

OWNER	REGISTRATION NUMBER	TITLE

Material Inbound Exclusive Licenses in U.S. [Patents/Trademarks/Copyrights]

OWNER/LICENSOR	GRANTOR/LICENSEE	REGISTRATION NO./APPLICATION NO.	TITLE	NAME OF LICENSE	DATE OF LICENSE